Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Windrose Medical Properties Trust:
We consent to the incorporation by reference in the registration statements No. 333-107280, 333-110877, 333-110902, 333-120917 and 333-134082 on Form S-3, in the registration statements No. 333-01239, 333-40769, 333-40771, 333-73916, 333-120915 and 333-126195 on Form S-8 and in the registration statement No. 333-138006 on Form S-4 of Health Care REIT, Inc. of our report dated March 15, 2006, relating to the consolidated balance sheets of Windrose Medical Properties Trust and Subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule III as of December 31, 2005, which report appears in the Current Report on Form 8-K of Health Care REIT, Inc. dated November 13, 2006.
/s/ KPMG LLP
Indianapolis, Indiana
November 13, 2006